UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2007

Date of Report (Date of earliest event reported)

INPLAY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-15069 (Commission File Number)	88-0308867 (IRS Employer Identification No.)

234 South Extension Road
Mesa, Arizona 85210

(Address of principal executive offices) (Zip Code)

(480) 586-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 31, 2007, InPlay Technologies (“InPlay”) announced a proposed settlement agreement with Delphi Automotive Systems, LLC (“DAS LLC”) with respect to InPlay’s claim filed with the bankruptcy court. A copy of the press release announcing the proposed agreement is attached to this report as Exhibit 99.1.

The terms of the proposed settlement agreement, which will not be signed until expiration of a 10-day waiting period imposed by the bankruptcy court, DAS LLC will agree that the claim be allowed as a general, unsecured, non-priority claim against DAS LLC in the amount of $7.5 million.

Notice of the proposed settlement has been sent to Notice Parties in the Delphi bankruptcy case. The settlement agreement will be executed if counsel for the debtors do not receive a written objection or written notice for more information from one of the Notice Parties within the ten business days referred to above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit(s)

99.1.	Press release from InPlay Technologies, Inc., dated January 31 2007, entitled “InPlay Technologies Announces Delphi’s Approval of $7.5 Million Claim”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InPlay Technologies, Inc.
(Registrant)
Date: January 31, 2007	By:	/s/ Robert J. Brilon
Robert J. Brilon
President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer (Principal Executive, Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description:
99.1	Press release from InPlay Technologies, Inc., dated January 31, 2007, entitled “InPlay Technologies Announces Delphi’s Approval of $7.5 Million Claim”